UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2010

ELIXIR GAMING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 3705, 37/F, The Centrium

60 Wyndham Street

Central, Hong Kong

(Address of principal executive offices)

+ 852-3151-3800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01               Entry into a Material Definitive Agreement.

Elixir Gaming Technologies, Inc. (the “Company”) has entered into two material agreements, namely, an Amendment No.3 to Trade Credit Facility Agreement and Related Note (the “Third Amendment”) with Elixir Group Limited (which is the Company’s existing principal shareholder) and a Supplemental Agreement (the “Supplemental Agreement”) to the Machines Operation and Participation Consolidation Agreement dated December 30, 2009 (the “Consolidation Agreement”) with NagaWorld Limited (“NagaWorld”).

The Third Amendment

On May 25, 2010, the Company entered into the Third Amendment with Elixir Group, pursuant to which the parties agreed to further amend the terms of the Trade Credit Facility Agreement and Related Note dated April 21, 2008, as amended by an amendment to it dated November 6, 2008 and a second amendment (the “Second Amendment”) dated July 24, 2009 (the “Facility Agreement”).  On May 25, 2010, the Company issued a press release announcing the Third Amendment.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 1.01 by reference.

According to the Second Amendment, the Company is relieved from making any actual repayment of principal or interest under the Facility Agreement during the period from July 1, 2009 to June 30, 2010 although interest at the rate of 5% per annum will continue to accrue on the outstanding principal balance of approximately $9.2 million (the “Outstanding Principal Balance”).

Pursuant to the Third Amendment, the payment schedule of the Outstanding Principal Balance and the interest accrued thereon will be further restructured in the following manner :

(i)                                     the total interest accrued on the Outstanding Principal Balance during the period from July 1, 2009 to June 30, 2010 in the amount of approximately $460,000 will be paid by the Company in a lump sum payment on July 1, 2010;

(ii)                                  on the first day of each calendar month during the period from August 1, 2010 to June 1, 2011, the Company will pay interest in arrears on the Outstanding Principal Balance at the same rate of 5% per annum for the preceding month; and

(iii)                               the Company will repay the Outstanding Principal Balance and interest accrued thereon at the rate mentioned above in 18 equal monthly installments commencing on July 1, 2011.

The Supplemental Agreement

On May 25, 2010, the Company entered into the Supplemental Agreement with NagaWorld for placing an additional 30 electronic gaming machines on a participation basis at NagaWorld casino resort, a five-star hotel luxury casino resort in Cambodia and the only licensed full service casino in and around the capital city of Phnom Penh.  On May 26, 2010, the Company issued a press release announcing the Supplemental Agreement.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated into this Item 1.01 by reference.

Pursuant to the terms of the Supplemental Agreement, the operation area of the Company at the lobby gaming floor of NagaWord will be expanded to include two new areas and the maximum number of machines that the Company is permitted to operate and manage at its operation area will be increased by 30 units from 640 units to 670 units. Save for certain modifications in relation to the aforesaid expansion of operation area and increase in the machines number, all the existing operation terms under the Consolidation Agreement (details of which are contained in the Company’s Form 8-K filed on January 6, 2010) will continue to apply to the 670 machines including the newly added 30 units. These operation terms include, amongst others, the joint control over the machines by the Company and NagaWorld; the sharing of the win per unit per day (“WUD”) from all machines and certain operating costs related to marketing and floor staff by the Company and NagaWorld at a 25%/75% split, respectively (subject to the Company’s entitlement to receive 100% of the WUD from certain machines during certain period of time as described below); and the expiration date of the operation of the machines is at the end of a six year period counting from March 1, 2010.

In consideration for the entering of the Supplemental Agreement by NagaWorld, the Company shall pay to NagaWorld a commitment fee of $1 million on or before June 15, 2010. While the Company and NagaWorld will share the WUD from the 670 machines at a 25%/75% split, respectively, the Company will be entitled to 100% of the WUD from the newly added 30 machines and the 200 machines placed under the Consolidation Agreement until it has received a total accumulated WUD of $6.8 million from these 230 machines (representing the aggregate of $4.1 million commitment fee paid for the 200 machines under the Consolidation Agreement, the $1 million commitment fee under the Supplemental Agreement and the Company’s 25% share of WUD from these 230 machines). If upon any termination of the Consolidation Agreement (as amended by the Supplemental Agreement) for whatever reasons, the Company has not received any or both of the said accumulated WUD amounts, then NagaWorld shall pay within seven days after termination, if applicable, (a) the difference between $4.1 million and 75% of the WUD actually collected and received by the Company from the 200 machines placed under the Consolidation Agreement during the period from the relevant machines operation date up to the date of termination; and (b) the difference between $1 million and 75% of the WUD actually collected and received by the Company from the 30 machines placed under the Supplemental Agreement during the period from the relevant machines operation date up to the date of termination.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing

10.1	Amendment No. 3 to Trade Credit Facility Agreement and Related Note dated May 25, 2010 between Registrant and Elixir Group Limited	Filed electronically herewith
10.2	Supplemental Agreement to Machines Operation and Participation Consolidation Agreement dated May 25, 2010 between Registrant, Elixir Gaming Technologies (Cambodia) Limited and NagaWorld Limited	Filed electronically herewith
99.1	Press release dated May 25, 2010 regarding Third Amendment	Filed electronically herewith
99.2	Press release dated May 26, 2010 regarding Supplemental Agreement	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

Dated: May 26, 2010	/s/ Clarence Chung
Clarence Chung
Chief Executive Officer